UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

______

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	July 10, 2013

Coach, Inc.

(Exact name of registrant as specified in its charter)

Maryland	1-16153	52-2242751
(State of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)

516 West 34th Street, New York, NY 10001

(Address of principal executive offices) (Zip Code)

(212) 594-1850

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 10, 2013, Coach, Inc. (the “Company”) entered into a Letter Agreement (the “Agreement”) with Reed Krakoff, the Company’s President and Executive Creative Director, who has previously announced that he would not be renewing his employment agreement with the Company.

 The Agreement concerns Mr. Krakoff’s annual bonus (the “Annual Bonus”) under the Company’s Performance-Based Annual Incentive Plan (the “Annual Incentive Plan”).  The Agreement provides that if the Company has not entered into a binding written agreement for the sale of the Reed Krakoff brand by July 29, 2013, then Mr. Krakoff’s Annual Bonus with respect to fiscal year 2013, which ended June 29, 2013, will be $3,000,000 less than the amount otherwise determined under the Annual Incentive Plan based on the performance goals previously disclosed to Mr. Krakoff.

The foregoing does not constitute a complete summary of the terms of the Agreement, and reference is made to the complete text of the Agreement, which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

This document contains forward-looking statements based on management's current expectations.  These statements can be identified by the use of forward-looking terminology such as “if,” “may,” “will,” “would,” “should,” “expect,” “to refrain,” “to reach,” “intend,” “will,” “to earn,” “ahead,” “estimate,” “on track,” “was reviewing,” “on course,” “are positioned to,” “continue,” “project,” “guidance,” “target,” “forecast,” “anticipate,” or comparable terms.  Future results may differ materially from management's current expectations, based upon risks and uncertainties such as the ability to sell the Reed Krakoff brand.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits.

10.1	Letter Agreement dated as of July 10, 2013 between the Company and Reed Krakoff

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  July 10, 2013

COACH, INC.

By:	/s/ Todd Kahn
Todd Kahn
Executive Vice President, Corporate Affairs,
General Counsel and Secretary

EXHIBIT INDEX

10.1	Letter Agreement dated as of July 10, 2013 between the Company and Reed Krakoff